                                                                EXHIBIT 17(c)(2)


                                ESCROW AGREEMENT

         THIS AGREEMENT (the "Agreement") is made as of the 16th day of August, 1999, by and among James I. Tankersley, Edna W. Tankersley, James W. Tankersley, Darla T. Darnall, Kelle T. Northern
(collectively, the Members"), and Pictsweet LLC, a Tennessee limited liability company ("Pictsweet"), and Waring Cox, PLC, a Tennessee professional limited liability company ("Waring Cox", and "Escrow Agent")

                                   WITNESSETH:

         WHEREAS, the Members collectively own a total of 2,553,415 shares of Class B common stock (the "Shares") of United Foods, Inc., a Delaware corporation ("United Foods"), in the following respective amounts:

                  James I. Tankersley                         1,221,328
                  Edna W. Tankersley                              9,474
                  James W. Tankersley                           440,871
                  Darla T. Darnall                              440,871
                  Kelle T. Northern                             440,871

         WHEREAS, the Members respectively own all of the membership interests of Pictsweet;

         WHEREAS, pursuant to a Merger Agreement dated May 14, 1999, by and among Pictsweet, United Foods, and UF Acquisition Corp. (such agreement, together with any modifications or supplements thereto, the "Merger Agreement"), it is contemplated that upon satisfaction of all of the conditions therein, UF Acquisition Corp. will merge with and into United Foods, with United Foods being the survivor thereof (the "Merger");

         WHEREAS, in connection with the Merger, the Members desire to transfer and contribute their respective Shares to Pictsweet LLC ("Pictsweet") prior to the Merger, as additional capital contributions ("Capital Contributions") for their respective membership interests, pursuant to a certain Capital Contribution Agreement dated as of August 16, 1999, by and among the Members and Pictsweet (such agreement, together with any modifications or supplements thereto, the "Contribution Agreement");

         WHEREAS, pursuant to the terms of the Contribution Agreement, the Members desire to place the Shares in escrow with Waring Cox, as Escrow Agent, to facilitate the contemplated transfer and contribution thereof to Pictsweet;

         WHEREAS, the stock transfer agent for United Foods is First Union National Bank (such agent, or any successor, the "Transfer Agent");



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         WHEREAS, one or more of the Stock Certificates representing the Shares may bear restrictive legends relating to securities laws (the "Transfer Restrictions");

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Appointment of Agent. The Members and Pictsweet hereby appoint Waring Cox as their escrow agent (the "Escrow Agent") upon the terms and conditions contained herein, and Waring Cox hereby accepts such appointment.

         2. Delivery of Certificates into Escrow. Upon the execution hereof, each Member shall deliver to the Escrow Agent (i) the stock certificates representing his respective Shares, either duly endorsed thereon by such Member to Pictsweet, or accompanied by separate stock powers acceptable to Pictsweet duly endorsed to Pictsweet, in any case with such endorsements to be guaranteed by a Medallion Guaranty or other signature guaranty acceptable to the Transfer Agent (collectively, the "Stock Certificates"), and (ii) legal opinions to the Transfer Agent (or any documents and approvals necessary to enable the Escrow Agent to render legal opinions to the Transfer Agent), sufficient to permit the transfer of the Shares of record in compliance with the Transfer Restrictions, from a counsel and in form acceptable to United Foods (the "Legal Opinions"). Such delivery to the Escrow Agent shall not be deemed to transfer any ownership of, or of any right, title or interest in, the Shares to Pictsweet.

         3. Delivery of Certificates to Pictsweet. Upon receipt by the Escrow Agent of either:

            (i) a written instruction signed by James I. Tankersley to deliver the Stock Certificates and Legal Opinions to Pictsweet (or to cause the Transfer Agent to transfer such Certificates of record to Pictsweet); or

            (ii) if no such instruction is received, a certificate signed by an officer of United Foods (other than any Member) certifying to the Escrow Agent that all conditions precedent to the occurrence of the Merger (except for the filing of the Certificate of Merger with the Secretary of State of Delaware) have been satisfied or waived, then the Escrow Agent shall deliver the Stock Certificates and the Legal Opinions to Pictsweet (or to the Transfer Agent for transfer of record to Pictsweet) as the Capital Contributions, and shall insert (or cause to be inserted) the date of transfer in the endorsements of the Stock Certificates (or stock powers). The Escrow Agent shall have no duty to independently verify the contents of the certificate described in subsection (ii) above, and shall be entitled to rely upon it in all respects with respect to delivery of the Stock Certificates.



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         4. Adjustments for Additional Stock. Notwithstanding anything to the contrary herein, if prior to the Effective Time of the Merger (as defined in the Merger Agreement) any Member shall obtain additional shares of any common capital stock of United Foods, then (i) such additional stock shall automatically be deemed to constitute "Shares" within the meaning of this Agreement, (ii) the stock certificates representing such additional stock shall automatically be deemed to constitute "Stock Certificates" within the meaning of this Agremeent, (iii) the Member owning such additional stock shall deliver the stock certificates representing same to the Escrow Agent (endorsed, guaranteed, and with Legal Opinions, in the same manner as required herein for all other Stock Certificates), and (iv) the Escrow Agent shall hold and deliver the stock certificates representing such additional stock to Pictsweet (or to the Transfer Agent for transfer of record to Pictsweet) in the same manner and pursuant to the same terms and conditions as the other Stock Certificates.

         5. INSTRUCTIONS TO ESCROW AGENT DEEMED ABSOLUTE; NOT AFFECTED BY DEATH, DISABILITY OR INCAPACITY OF MEMBER. THE INSTRUCTIONS OF THE PARTIES TO THE ESCROW AGENT AS SET FORTH HEREIN SHALL BE DEEMED TO BE ABSOLUTE, UNCONDITIONAL, IRREVOCABLE, AND COUPLED WITH AN INTEREST, AND SHALL NOT BE REVOKED, AFFECTED OR IMPAIRED IN ANY MANNER WHATSOEVER BY THE SUBSEQUENT DEATH, DISABILITY, OR INCAPACITY OF ANY MEMBER, and the duty of the Escrow Agent to deliver the Stock Certificates, and take all other actions as described herein, shall not be subject to attachment, enjoinment, offset, restraint, abatement or other legal or equitable process by any party hereto by reason of any past, present, or future disputes of any nature.

         6. Return of Certificates Upon Certain Events. In the event that:

            A. by 5:00 Central Time on December 31, 1999, the Escrow Agent has received neither the written instruction from James I. Tankersley nor the officer's certificate of United Foods (as described in Section 3 hereof); or

            B. all Members instruct the Escrow Agent in writing to return the Stock Certificates to the Members;

then, in either event, the Escrow Agent shall promptly return to the Members their respective Stock Certificates (and any other Escrow Property, as defined herein).

         7. Limited Responsibility. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.



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         8. Ownership and Voting of Property in Escrow. Until the Stock
Certificates are delivered by the Escrow Agent to Pictsweet (or to the Transfer Agent for transfer of record to Pictsweet) pursuant to the terms hereof, all parties acknowledge and agree that the Members are and shall continue to remain the owners of the Shares in all respects, and shall continue to be entitled to exercise and receive all rights, privileges and properties with respect thereto, including without limitation the right to vote the Shares and receive all dividends and distributions with respect thereto. Accordingly, until the Escrow Agent delivers the Stock Certificates to Pictsweet (or to the Transfer Agent for transfer of record to Pictsweet) pursuant to the terms hereof, the Members shall report all income, if any, that is earned or derived from the Shares as their income for federal, state and local tax purposed, in such respective proportions, and in the taxable year or years in which such income is properly includible, and pay all taxes attributable thereto. The Members shall upon request provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications.

         9. Termination of the Escrow. Upon the delivery by Escrow Agent of all Stock Certificates and other Escrow Property pursuant to the terms hereof, or in accordance with the joint written instructions of all other parties hereto, the escrow created hereby shall terminate, and the Escrow Agent shall have no further duties or obligations to the Members or Pictsweet of any nature whatsoever. No termination of the escrow created hereby shall be deemed to terminate any provisions of this Agreement relating to the construction, interpretation, or enforcement of this Agreement, or any provisions herein relating to the indemnity, exculpation, reimbursement, or other protections afforded to the Escrow Agent.

         10. Additional Rights and Duties of Escrow Agent. As used herein, the term "Escrow Property" shall mean all Stock Certificates, and any other property, documents, rights, or funds of any nature, now or hereafter delivered to, or under the custody or control of, the Escrow Agent by reason of or pursuant to the terms of this Agreement. The parties hereto specifically agree as follows:

             (a) Escrow Agent shall have no duty to invest any Escrow Property held hereunder unless directed in writing by all parties to this Agreement.

             (b) Escrow Agent shall not be liable for any acts or omissions in connection with this Agreement, except for its own gross negligence or willful misconduct. Except with respect to claims based upon such gross negligence or willful misconduct that are successfully and finally adjudged against Escrow Agent, all other parties hereto shall jointly and severally indemnify, defend and hold Escrow Agent (and any successor Escrow Agent) harmless from and against any and all losses, liabilities, claims, actions, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising out of and in connection



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with this Agreement, whether asserted or initiated by parties hereto or any third parties. This provision of this subparagraph shall survive any termination of this Agreement.

             (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, certificate, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact or other matter stated therein or the propriety or validity of any delivery or service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

             (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

             (e) Escrow Agent does not have an individual interest in the Escrow Property deposited hereunder but is serving as a mere escrow holder only and having only possession thereof. Any payments of income from the Escrow Property shall be subject to withholding regulations then in force with respect to United States taxes. This provisions shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

             (f) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Property to any successor Escrow Agent jointly designated in writing by the other parties hereto, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Property until its receipt of a designation of successor Escrow Agent or a joint written instruction from all of the other parties hereto (or their duly appointed legal representatives) regarding the final disposition of the Escrow Property or a final non-appealable order of a court of competent jurisdiction.

             (g) In the event of any disagreement between or among the parties hereto with respect to or in connection with the Escrow Property, Escrow Agent shall be entitled, in its sole discretion,



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to (i) tender the Escrow Property into the custody of any court of competent jurisdiction, together with such legal pleadings as Escrow Agent may deem appropriate, and thereupon be discharged from all further duties and liabilities hereunder, or (ii) retain the Escrow Property until Escrow Agent shall have received (A) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Property or (B) a written agreement executed by all of the other parties hereto (or their duly appointed legal representatives) directing delivery of the Escrow Property, in which event Escrow Agent shall deliver the Escrow Property in accordance with such order or agreement and shall have no further liability to the other parties hereto arising from or relating to its prior retention of the Escrow Property. In Escrow Agent's sole discretion, any court order must be accompanied by a legal opinion from counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall be entitled to act in accordance with such court order and legal opinion without further question.

             (h) The Members and Pictsweet jointly and severally promise to pay Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in the performance of its duties or the exercise of its rights hereunder (including, without limitation, reasonable professional fees to third parties, expenses incurred in connection with investigating any claims or other matters, fees, expenses and disbursements of its counsel, and all reasonable and customary charges and expenses paid or incurred by Escrow Agent in maintaining the Escrow Property). Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be paid from any Escrow Property held by Escrow Agent hereunder.

             (i) The Members expressly acknowledge to Escrow Agent that pursuant to the Contribution Agreement, they have granted irrevocable durable powers of attorney as to their Shares to James I. Tankersley, coupled with an interest, and agree that Escrow Agent is entitled to rely on such powers in all respects, regardless of any disability, incapacity, or death of any Member.

             (j) Prior to receipt of the written instruction or certificate referred to in Section 3 hereof, the Escrow Agent is expressly authorized, for the administrative convenience of all parties, to place the Stock Certificates and Legal Opinions in the possession of the Transfer Agent in advance of any transfer, to hold for the benefit of the Members, subject to and pending receipt of instructions from the Escrow Agent to (i) transfer the Shares to Pictsweet or
(ii) return such instruments to the Escrow Agent. (Such advance placement of possession with the Transfer Agent shall not be deemed to transfer any ownership of, or of any right, title or interest in, the Shares to Pictsweet.)



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         11. Miscellaneous Terms.

             (a) Parties. This Agreement shall be binding upon, and run to the benefit of, the parties hereto, and their respective heirs, executors, administrators, successors and permitted assigns.

             (b) Assignment. This Agreement may not be assigned without the written consent of all other parties hereto. Any assignment in the absence of such consent shall be null and void.

             (c) Notices. All notices, requests, demands, claims and other communications hereunder must be in writing and will be deemed to have been duly given and received when (i) delivered to the party by hand, (ii) sent by telecopier (with written confirmation of receipt) provided that a copy is thereafter mailed by certified mail, return receipt requested, or (iii) when delivered to the address listed below, if sent by a nationally recognized overnight delivery service (such as FedEx), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties from time to time):

                  If to the Members:

                           James I. or Edna W. Tankersley
                           185 North High Street
                           Bells, TN 38006

                           Darla T. Darnall
                           88 North Weddle Street
                           Bells, TN 38006

                           Kelle T. Northern
                           219 Jaycee Drive Extended
                           Bells, TN 38006

                           James W. Tankersley
                           59 Jaycee Cove
                           Bells, TN 38006

                  If to Pictsweet::

                           Pictsweet LLC
                           Ten Pictsweet Drive
                           Bells, Tennessee 38006-0119
                           Attn: James I. Tankersley
                           Telephone: (901) 422-7600
                           Telecopy: (800) 561-8810

                  If to Escrow Agent:

                           Sam D. Chafetz, Esq.
                           Waring Cox, PLC



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                           50 North Front Street, Suite 1300
                           Memphis, Tennessee  38103-1190
                           Facsimile:  (901) 543-8030

             (d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

             (e) Waivers. All waivers of rights or remedies under this Agreement must be in writing and signed by the party granting such waiver. No waiver by any party in any one instance or occurrence shall be deemed to constitute a waiver for any other instance or occurrence.

             (f) Severability. If any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, which shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

             (g) Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in SHELBY COUNTY, TENNESSEE, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (i) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the said County, or the federal district court serving said County; (ii) consents to the jurisdiction of each such court in any suit, action or proceeding; (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (iv) agrees that service of any court paper may be effected on such party by mail, at the address provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

             (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same. This Agreement shall become effective, as of the date set forth in the opening paragraph hereof, when each party hereto has executed at least one counterpart of this Agreement, and it shall not be necessary that any single counterpart bear the signatures of all parties.

             (i) Section Headings. The headings of sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation hereof.

             (j) Exclusive Agreement and Modification. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (together with the



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documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the parties.

             (k) Facsimile Signatures. A facsimile signature of any party on this Agreement shall be deemed to be as fully enforceable as an original signature hereon.

             (l) Further Assurances. From and after the date hereof, each party hereto shall, at the request of any other party hereto, execute and deliver such other documents and instruments, and perform such other acts and deeds, as may be reasonably necessary from time to time to further confirm, carry out, or comply with the terms hereof or the transactions contemplated hereby.

             (m) Gender and Number. As used herein, words of any gender shall include all other genders, and the singular shall include the plural, and vice versa, as the context may reasonably require.

             (n) WAIVER OF TRIAL BY JURY. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING ARISING FROM OR RELATING TO ANY PROVISION OF THIS AGREEMENT.

         IN WITNESS WHEREOF, we have set our hands as of the day and year above first written.


WARING COX, PLC                            PICTSWEET LLC



By: /s/ Sam D. Chafetz                     By: /s/ James I. Tankersley
    ----------------------------------         ---------------------------------
    Sam D. Chafetz, Member                     James I. Tankersley, as
                                               President (and in his
                                               individual capacity)

/s/ James W. Tankersley                     /s/ Edna W. Tankersley
--------------------------------------      ------------------------------------
James W. Tankersley                         Edna W. Tankersley

/s/ Darla T. Darnall                        /s/ Kelle T. Northern
--------------------------------------      ------------------------------------
Darla T. Darnall                            Kelle T. Northern

                                IRREVOCABLE PROXY

         In connection with the special meeting of the stockholders of United Foods, Inc., a Delaware corporation (the "Company") to be held at Ten Pictsweet Drive, Bells, Tennessee, at 9:00 a.m. local time, on September 23, 1999, and any adjournments thereof (collectively, the "Meeting"), the undersigned do each hereby IRREVOCABLY make, constitute and appoint JAMES I. TANKERSLEY (if present at the Meeting), and if James I. Tankersley is not present at the Meeting, then EDNA W. TANKERSLEY (if present at the Meeting), and if Edna W. Tankersley is not present at the Meeting, then DARLA T. DARNALL (if present at the Meeting), as each of the undersigned's attorneys and proxies, with full power of substitution in such attorneys and proxies, for and in the name, place and stead of each of the undersigned, to vote any or all shares of Class A Common Stock and/or Class B Common Stock of the Company owned or held of record by any of the undersigned as of the record date, August 19, 1999, on any or all matters that may come before the Meeting, including without limitation the matter of approving and adopting the Agreement and Plan of Merger dated as of May 14, 1999, among the Company, Pictsweet LLC, and UF Acquisition Corp. (the "Merger Agreement"), and all Transactions as defined therein, with the foregoing powers to include (without limitation, except such shares may not be voted against the adoption of the Merger Agreement and Transactions) the right to vote all such shares to adopt the Merger Agreement and to approve the Transactions by any method whatsoever and/or to grant one or more proxies to vote any or all such shares by means of the execution and delivery of one or more proxies in the manner recommended in the Proxy Statement of the Company being prepared to be mailed to stockholders of the Company prior to the Meeting. The Company is hereby authorized to rely conclusively upon the signature of any of the forenamed individuals on the stockholder attendance roster at the Meeting as evidence of that individual's presence at the Meeting.

         Each of the undersigned agrees that this proxy is coupled with an interest and is IRREVOCABLE. This proxy revokes for each of the undersigned all proxies heretofore given by any of the undersigned.

         In Witness Whereof, each of the undersigned has executed this proxy on the 16th day of August, 1999.

/s/ James I. Tankersley                     /s/ Kelle T. Northern
----------------------------------          ------------------------------------
James I. Tankersley                         Kelle T. Northern


/s/ Darla T. Darnall                        /s/ Edna W. Tankersley
----------------------------------          ------------------------------------
Darla T. Darnall                            Edna W. Tankersley


/s/ James W. Tankersley
----------------------------------
James W. Tankersley